Exhibit 10.3

DARLING INTERNATIONAL INC.
2004 OMNIBUS INCENTIVE PLAN
NOTICE OF STOCK OPTION GRANT

Name of Optionee:
# of Shares Subject to Option:	xxx shares of common stock, par value $.01 ("Shares") of Darling International Inc. (the "Company").
Type of Option:	[Nonqualified] [Incentive] Stock Option
Exercise Price Per Share:	$xxx
Date of Grant:	[GrantDate]
Date Exercisable:	This option may be exercised to the extent the Shares subject to this option have vested at any time after the Date of Grant.
Vesting Commencement Date:	[VestComDate]
Vesting Schedule:	This option vests with respect to the total number of Shares subject to this option in accordance with the schedule below provided that the Optionee's Service with the Company has not terminated prior to the vesting date.

Vesting Date	Vesting Percentage
%
%
%

Vesting Accelerator:	This option shall become 100% vested with respect to the total number of Shares subject to this option on the date immediately prior to the consummation of a Change of Control, provided the Optionee's Service with the Company has not terminated prior to the vesting date, and shall terminate with respect to any unexercised portion on the date of a Change of Control.

Expiration Date:	[ExpirDate] except that this option shall expire sooner if the Optionee's Service terminates as described in the Stock Option Agreement or if there is a Change of Control prior to the Expiration Date.

By signing your name below, you accept this option and acknowledge and agree that this option is granted under and governed by the terms and conditions of Darling International Inc.'s 2004 Omnibus Incentive Plan and the Stock Option Agreement reference number 001, both of which are hereby made a part of this document.

OPTIONEE:                                                 DARLING INTERNATIONAL INC.

_______________________________                           By: ____________________________
                                                          Title: _________________________